[DRINKER BIDDLE & REATH LETTERHEAD]




                                 June 13, 1996




GTECH Holdings Corporation
55 Technology Way
West Greenwich, RI  02817

Ladies and Gentlemen:

         We have acted as counsel to GTECH Holdings Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of a registration statement on Form S-3 (No. 333-3602) under the Securities Act of 1933 (the "Registration Statement") relating to 9,806,000 shares of the Company's common stock, par value $.01 per share, plus up to an additional 980,957 shares to cover over-allotments(collectively, the "Offered Shares"), to be sold by the Selling Stockholders as referred to in the Registration Statement.

         In this connection, we have examined the originals or copies, certified or otherwise identified to our satisfaction, of the Certificate of Incorporation and By-laws of the Company as amended to date, resolutions of the Company's Board of Directors and stockholders, and such other documents and corporate records relating to the Company and the issuance of the Offered Shares as we have deemed appropriate. We express no opinion concerning the laws of any jurisdiction other than the laws of the Commonwealth of Pennsylvania, the federal law of the United States, and the General Corporation Law of the State of Delaware.

         On the basis of the foregoing, we are of the opinion that the Offered Shares have been duly and validly issued and are fully paid and non-assessable by the Company under the laws of the State of Delaware.

         We hereby consent to the reference to our firm under the caption "Legal Matters" in the prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. This does not constitute a consent under Section 7 of





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the Securities Act of 1933 since we have not certified any part of the
Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 of the rules and regulations of the Securities and Exchange Commission.



                                                         Very truly yours,

                                                     /s/DRINKER BIDDLE & REATH

                                                        DRINKER BIDDLE & REATH


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